SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Chicopee Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 14, 2016

Dear Shareholder,

You recently received proxy materials in connection with the special meeting of shareholders of Chicopee Bancorp, Inc., or Chicopee, to be held on Wednesday, September 28th at 10 a.m. local time at Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020. The special meeting is being held for Chicopee’s shareholders to vote on the proposals necessary to complete the merger of Chicopee with and into Westfield Financial, Inc., or Westfield. According to our records, your PROXY VOTE for the special meeting HAS NOT YET BEEN RECEIVED.

Chicopee is asking shareholders to:

1.	consider and vote on a proposal to approve the Agreement and Plan of Merger, or the merger agreement, by and between Westfield and Chicopee, dated as of April 4, 2016, pursuant to which Chicopee will merge with and into Westfield, with Westfield surviving;

2.	consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger; and

3.	consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

You should refer to the proxy materials previously mailed to you for additional information on the merger and the proposals to be voted on at the special meeting. If you have not received the proxy materials, please call us immediately so that we can provide you with these materials.

The Board of Directors unanimously recommends a vote “FOR” the proposals referenced above. For the merger to be completed, a majority of the shares of Chicopee common stock outstanding and eligible to vote must be voted “FOR” approval of the merger agreement. Accordingly, not voting will have the same effect as a vote “against” the merger.

Regardless of the number of shares you own, it is important that you vote your shares.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the special meeting:

¡	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on your proxy card 1(888) 693-8683 to cast your vote.

¡	VOTE VIA THE INTERNET: You may cast your vote by logging onto www.cesvote.com identified on the enclosed proxy card and following the instructions on the screen.

¡	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 855-928-4494.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

September 14, 2016

Dear Shareholder,

You recently received proxy materials in connection with the special meeting of shareholders of Chicopee Bancorp, Inc., or Chicopee, to be held on Wednesday, September 28th at 10 a.m. local time at Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020. The special meeting is being held for Chicopee’s shareholders to vote on the proposals necessary to complete the merger of Chicopee with and into Westfield Financial, Inc., or Westfield. According to our records, your PROXY VOTE for the special meeting HAS NOT YET BEEN RECEIVED.

Chicopee is asking shareholders to:

1.	consider and vote on a proposal to approve the Agreement and Plan of Merger, or the merger agreement, by and between Westfield and Chicopee, dated as of April 4, 2016, pursuant to which Chicopee will merge with and into Westfield, with Westfield surviving;

2.	consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger; and

3.	consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

You should refer to the proxy materials previously mailed to you for additional information on the merger and the proposals to be voted on at the special meeting. If you have not received the proxy materials, please call us immediately so that we can provide you with these materials.

The Board of Directors unanimously recommends a vote “FOR” the proposals referenced above. For the merger to be completed, a majority of the shares of Chicopee common stock outstanding and eligible to vote must be voted “FOR” approval of the merger agreement. Accordingly, not voting will have the same effect as a vote “against” the merger.

Regardless of the number of shares you own, it is important that you vote your shares.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the special meeting:

¡	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy voting form to cast your vote.

¡	VOTE VIA THE INTERNET: You may cast your vote by logging onto www.proxyvote.com identified on the enclosed proxy voting form and following the instructions on the screen.

¡	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy voting form in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 855-928-4494.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.